                                                                     Exhibit 4.1

No. I-_________________                                      Warrant to Purchase
                                                 ________ shares of Common Stock


Dated as of __________, 1999


                                     WARRANT
                           TO PURCHASE COMMON STOCK OF
                           TELESPECTRUM WORLDWIDE INC.

     THIS CERTIFIES that ______________________________ (the "Holder"), is entitled to purchase from TeleSpectrum Worldwide Inc., a corporation organized and existing under the laws of Delaware (the "Company"), at any time after the first anniversary of the date hereof and until 5:00 P.M. (Eastern Time) on the seventh anniversary hereof, _______ fully paid and nonassessable shares (the "Warrant Shares") of Common Stock of the Company, $.001 par value per share (the "Common Stock"), subject to adjustment as provided herein, at a purchase price of $6.504 per share (the "Warrant Price").

     1.    Definitions. As used in this Warrant, the following terms have the
           -----------
respective meanings set forth below:

     "Appraised Value" means, in respect of any share of Common Stock on any date herein specified, the value attributable to such share of Common Stock if all of the assets of the Company and its subsidiaries were sold for the appraised value thereof as of the last day of a fiscal month to end within 60 days prior to such date specified, and thereafter liquidated in accordance with the terms of the Company's Certificate of Incorporation, as determined in good faith by the Board of Directors of the Company.

     "Book Value" means, in respect of any share of Common Stock on any date herein specified, the value attributable to such share of Common Stock if all of the assets of the Company and its subsidiaries were sold for the consolidated book value thereof as of the last day of any month immediately preceding such date, and thereafter liquidated in accordance with the Company's Certificate of Incorporation, as determined in accordance with generally accepted accounting principles in the United States.

     "Business Day" means any day that is not a Saturday or Sunday or a day on which banks are required or permitted to be closed in the State of New York.

     "Current Market Price" means, in respect of the Common Stock on any date herein specified, the higher of (a) the Book Value per share of Common Stock at such date and (b) the Appraised Value per share of Common Stock as at such date, or if there shall then be a public market for the Common Stock, the higher of
(x) the amount set forth in clause (a) above and (y) the average of the daily market prices for 30 consecutive Business Days ending 5 days before such date. The daily market price for each such Business Day shall be (i) the last sale price on such date on the principal stock exchange or over-the-counter market on which the Common Stock is then listed or admitted to trading, (ii) if no sale takes place on such day on any such exchange, the average of the last reported closing bid and asked prices on such day as officially quoted on any such exchange, (iii) if the Common Stock is not then listed or admitted to trading on any stock exchange, the average of the last reported closing bid and asked prices on such day in the over-the-counter market, as furnished by the National Association of Securities Dealers Automatic Quotation System or the National Quotation Bureau, Inc., (or if neither such corporation at the time is engaged in the business of reporting such prices, as furnished by any similar firm then engaged in such business or if there is no such firm, as furnished by any member of the National Association of Securities Dealers, Inc. ("NASD") selected by the Company).

     "Expiration Date" means the date which is the seventh anniversary of the date of this Warrant.

     "Outstanding" means, when used with reference to Common Stock or any class thereof, at any date as of which the number of shares thereof is to be determined, all issued shares of Common Stock or of the relevant class, except shares then owned or held by or for the account of the Company or any subsidiary thereof, and shall include all shares issuable in respect of outstanding scrip or any certificates representing fractional interests in shares of Common Stock or of the relevant class.

     2.   Exercise of Warrant. This Warrant shall be exercisable at any time
          -------------------
after the first anniversary of the date hereof until the expiration of the Warrant as provided in Section 3 hereof, in the manner set forth in Section 4 hereof.

     3.   Expiration of Warrant. This Warrant, to the extent not exercised,
          ---------------------
shall expire and cease to be of force and effect at 5:00 P.M. (Eastern Time) on the Expiration Date.

     4.   Method of Exercise.
          ------------------

          (a) This Warrant may be exercised in whole or in part (but not as to fractional shares) by the surrender of the Warrant, with the Purchase Agreement attached hereto as Annex A properly completed and duly executed, at the principal office of the Company or such other location which at that time shall be the principal office of the Company (the "Principal Office"), and upon payment to it of the Warrant Price for each Warrant Share to be purchased upon such exercise (the aggregate of the Warrant Price for all shares to be exercised being referred to herein as the "Purchase

Price"). The Purchase Price shall be paid by delivering either (i) a certified check, bank draft or wire transfer of immediately available funds to the order of the Company.

          (b) In lieu of exercising this Warrant for cash, the Holder may elect to surrender this Warrant at the Principal Office together with notice of such election in which event the Company shall issue to the Holder a number of Warrant Shares computed using the following formula:

                                   X = Y(A-B)
                                       ------
                                         A

     Where     X = the number of Warrant Shares to be issued to the Holder

               Y = the number of Warrant Shares purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being canceled (at the date of exercise)

               A = Current Market Price on the date of exercise

               B = Warrant Price (as adjusted on the date of exercise).

          (c) The Holder shall be treated for all purposes as the holder of the Warrant Shares as of the close of business on the date of exercise, and certificates for the Warrant Shares so purchased shall be delivered to the person so entitled, properly endorsed for transfer or accompanied by appropriate stock powers, within a reasonable time, not exceeding five days, after such exercise. Unless this Warrant shall have expired, a new Warrant of like tenor and for such number of Warrant Shares as the Holder shall direct, representing in the aggregate the right to purchase that number of Warrant Shares with respect to which this Warrant shall not have been exercised, shall also be issued to the Holder within such time.

     5.   Certain Covenants. The Company shall cause all Warrant Shares to be
          -----------------
listed on each national securities exchange or securities quotation system, if any, on which the other outstanding shares of Common Stock of the Company are then listed or quoted. The Company shall (i) use its reasonable best efforts to comply with the current public information requirements of Rule 144 ("Rule 144") under the 1933 Act and (ii) at all times Rule 144 is available for use by Holder, furnish the Holder upon request with all information within the possession of the Company required for the preparation and filing of Rule 144.

     6.   Adjustment of Purchase Price and Number of Shares. The number of
          -------------------------------------------------
shares of Common Stock purchasable upon the exercise of this Warrant and/or the Exercise Price shall be subject to adjustment from time to time upon the happening of certain events as follows:

     6.1  Stock Dividends, Subdivisions or Combinations. If the Company at any
          ---------------------------------------------
time while the Warrant remains outstanding and unexpired shall:

          (a) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock,

          (b) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, or

          (c)  pay a dividend or make a distribution in shares of its Common
     Stock,

then the number of shares of Common Stock purchasable upon the exercise of this Warrant immediately after the occurrence of any such event shall be adjusted to equal the number of shares of Common Stock that a record holder of the same number of shares of Common Stock represented by this Warrant immediately prior to the occurrence of such event would own or be entitled to receive after the happening of such event and the Warrant Price shall be proportionately adjusted such that the aggregate exercise price of this Warrant remains unchanged.

     6.2  Reclassification, Consolidation or Merger. At any time while this
          -----------------------------------------
Warrant remains outstanding and unexpired, in case of any reclassification or change of outstanding securities issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value or as a result of an event described in Sections 6.1(a) or
(b) above) or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with another corporation in which the Company is a continuing corporation and which does not result in any reclassification or change, other than a change in par value, or from par value to no par value, or from no par value to par value), or in the case of any sale or transfer to another corporation of the property of the Company as an entirety or substantially as an entirety, the Company shall, without payment of any additional consideration therefor, execute a new Warrant providing that the Holder shall have the right to exercise such new Warrant (upon terms not less favorable to the Holder than those then applicable to this Warrant) and to receive upon such exercise, in lieu of each share of Common Stock of the Company theretofore issuable upon exercise of this Warrant, the kind and amount of shares of stock, other securities, money or property receivable upon such reclassification, change, consolidation, merger, sale or transfer by the Holder of one share of Common Stock issuable upon exercise of this Warrant had this Warrant been exercised immediately prior to such reclassification, change, consolidation, merger, sale or transfer. Such new Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 6. The provisions of this Section 6.2 shall similarly apply to successive reclassification, changes, consolidations, mergers, sales and transfers.

     6.3  Liquidating Dividends, Etc. If the Company at any time while this
          --------------------------
Warrant remains outstanding and unexpired makes a distribution of its assets to the holders of its Common Stock as a dividend in liquidation or by way of return of capital or other than as a dividend payable out of earnings or surplus legally available for dividends under applicable law or any distribution to such holders made in respect of the sale of all or substantially all of the Company's assets (other than under the circumstances otherwise provided for in this Section 6), the holder of this Warrant shall be entitled to receive upon the exercise hereof, in addition to the shares of Common Stock receivable upon such exercise, and without payment of any consideration other than the Warrant Price, an amount in cash equal to the value of such distribution per share of Common Stock multiplied by the number of shares of Common Stock which, on the record date for such distribution, are issuable upon exercise of this Warrant (with no further adjustment being made following any event which causes a subsequent adjustment in the number of shares of Common Stock issuable upon the exercise hereof), and an appropriate provision therefor should be made a part of any such distribution. The value of a distribution which is paid in other than cash shall be determined in good faith by the Company's Board of Directors.

     6.4  Other Action Affecting Common Stock. If after the date hereof the
          -----------------------------------
Company shall take any action affecting the outstanding number of shares of Common Stock, other than an action described in any of the foregoing subsections of Section 6 hereof, inclusive, that would have a materially adverse effect upon the rights of the Holder, the Warrant Price shall be adjusted in such manner and at such time as the Board of Directors on the advice of the Company's independent public accountants may in good faith determine to be equitable in the circumstances.

     6.5  Other Provisions Applicable to Adjustment under this Section. The
          ------------------------------------------------------------
following provisions shall be applicable to the making of any adjustment of the number of shares of Common Stock issuable upon exercise of this Warrant provided for in this Section 6:

          (a)  When Adjustments to Be Made. The adjustments required by this
               ---------------------------
     Section 6 shall be made whenever and as often as any specified event requiring an adjustment shall occur, except that any adjustment of the number of shares of Common Stock issuable upon exercise of the Warrant that would otherwise be required may be postponed (except in the case of a subdivision or combination of shares of the Common Stock, as provided for in Section 6.1) up to, but not beyond the date of exercise if such adjustment either by itself or with other adjustments not previously made adds or subtracts less than 1% of the shares of Common Stock issuable upon exercise of the Warrant immediately prior to the making of such adjustment. Any adjustment representing a change less than such minimum amount (except as aforesaid) which is postponed shall be carried forward and made as soon as such adjustment, together with other adjustments required by this
     Section 6 and not previously made, would result in a minimum adjustment or on the date of exercise. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.

               (b)  When Adjustment Not Required. If the Company shall take a
                    ----------------------------
          record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or distribution or subscription or purchase rights and shall, thereafter and before the distribution to stockholders thereof, legally abandon its plan to pay or deliver such dividend, distribution, subscription or purchase rights, then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

               (c)  Escrow of Warrant Stock. If after any property becomes
                    -----------------------
          distributable pursuant to this Section 6 by reason of the taking of any record of the holders of Common Stock, but prior to the occurrence of the event for which such record is taken, and the Holder exercises this Warrant, any additional shares of Common Stock obtainable upon exercise by reason of such adjustment shall be deemed the last shares of Common Stock for which this Warrant is exercised (notwithstanding any other provision to the contrary herein) and such shares or other property shall be held in escrow for the Holder by the Company to be transferred to the Holder upon and to the extent that the event actually takes place, upon payment of the Warrant Price. Notwithstanding any other provision to the contrary herein, if the event for which such record was taken fails to occur or is rescinded, then such escrowed shares shall be canceled by the Company and escrowed property returned.

     7.   Notice of Adjustments. Whenever the number of shares of Common Stock
          ---------------------
issuable upon exercise of this Warrant shall be adjusted pursuant to Section 6 hereof, the Company shall promptly notify the Holder in writing of such adjustment, setting forth in reasonable detail the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated (including a description of the basis on which the Company's Board of Directors made any determination hereunder), and the number of shares of Common Stock obtainable upon exercise of this Warrant and any change in the Warrant Price after giving effect to such adjustment. Such notice shall be mailed (by first class and postage prepaid) to the Holder.

     8.   Voting. The Holder shall not have any voting rights with respect to
          ------
the Warrant Shares until the exercise of this Warrant, and thereafter, the Holder shall have all voting rights with respect to the Warrant Shares for which exercise is made hereunder.

     9.   Representations and Warranties of the Company. The Company hereby
          ---------------------------------------------
represents and warrants to the Holder as follows:

          (a) This Warrant has been duly authorized by all necessary corporate action on the part of the Company and has been duly executed by a duly authorized officer of the Company and constitutes a valid and binding obligation of the Company.

          (b) Neither the execution and delivery of this Warrant, nor the consummation of the transactions contemplated hereby, will violate or result in any violation of or be in conflict with or constitute a default under any term of the charter or bylaws of the Company or of any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to the Company.

          (c) Upon exercise of this Warrant and payment of the Warrant Price for each Warrant Share by the Holder, the Warrant Shares will be duly issued, fully paid and nonassessable shares of Common Stock and free from all taxes, liens and changes with respect to the issuance thereof.

     10.  Loss, Theft, Destruction or Mutilation. Upon receipt by the Company of
          --------------------------------------
evidence reasonably satisfactory to it that this Warrant has been mutilated, destroyed, lost or stolen, and in the case of any destroyed, lost or stolen Warrant, a bond of indemnity reasonably satisfactory to the Company, or in the case of a mutilated Warrant, upon surrender and cancellation thereof, the Company will execute and deliver in the Holder's name, in exchange and substitution for the Warrant so mutilated, destroyed, lost or stolen, a new Warrant of like tenor substantially in the form thereof with appropriate insertions and variations.

     11.  Successors and Assigns. This Warrant and the rights evidenced hereby
          ----------------------
shall inure to the benefit of and be binding upon the successors of the Company and the Holder.

     12.  Amendment. This Warrant may be modified with the written consent of
          ---------
the Company and the Holder.

     13. Transferability. Except for a "Permitted Transfer", no holder may
         ---------------
Transfer this Warrant or, prior to the exercise of this Warrant (and then only to the extend of such exercise), any Warrant Shares issuable upon exercise of this Warrant. A "Permitted Transfer" means any Transfer to (a) the spouse or children of a holder or a trust or fiduciary that acts for the benefit of any such spouse or children, in either case, for bona fide family planning purposes,
(b) the personal representative or estate of a deceased holder if such Transfer is made pursuant to a will or other estate-related Transfer at the time of death or (c) with respect to any holder that is a partnership, to any direct or indirect owner of any partnership interest therein. A "Transfer" means any actual or proposed disposition of all or a portion of an interest (legal or equitable) by any means, direct or indirect, absolute or conditional, voluntary or involuntary, including by sale, assignment, transfer, pledge, hypothecation, mortgage or other encumbrance, court order, operation of law, distribution, settlement, exchange, waiver, abandonment, gift, alienation, bequest or disposal.

     14.  Injunctive Relief. It is acknowledged that it will be impossible to
          -----------------
measure the damages that would be suffered by a party if another party fails to comply with the provisions hereof and that in the event of any such failure, each non-breaching party may not have an adequate remedy at law. Therefore, any party shall be entitled to obtain specific performance of another party's obligations hereunder and to obtain injunctive relief. No party shall argue, as a defense to any proceeding for such specific performance or injunctive relief, that another party has no adequate remedy at law.

     15.  Headings. The descriptive headings of the several sections of this
          --------
Warrant are inserted for convenience only and do not constitute a part of this Warrant.

     16.  Governing Law. This Warrant shall be governed by the laws of the State
          -------------
of Delaware without regard to the provisions thereof relating to conflict of laws.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer, attested by its duly authorized officer, on the date of this Warrant.

                                            TELESPECTRUM WORLDWIDE INC.


                                            By:
                                               -------------------------------

                                                                         Annex A
                                                                         -------



                               PURCHASE AGREEMENT
                               ------------------

                                                          Date:
                                                               --------------

TO:  TeleSpectrum Worldwide Inc.

     (1) The undersigned, pursuant to the provisions set forth in the attached Warrant, hereby irrevocably agrees to purchase _______ shares of Common Stock covered by such Warrant, and makes payment herewith in full therefor at the price per share of $6.504 provided by this Warrant.

     (2) The undersigned, pursuant to the provisions set forth in the attached Warrant, hereby irrevocably elects to make a Cashless Exercise, as provided for in Section 4 of such Warrant, with respect to _________ Warrant Shares, _________ Warrant Shares of which shall be retained by the Company in payment of the Purchase Price (as defined in the Warrant).

                                            Signature:
                                                       ----------------------

                                            Address:
                                                       ----------------------